United States

Securities and Exchange Commission

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 25, 2005

Hercules Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-00496	51-0023450
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Hercules Plaza 1313 North Market Street Wilmington, Delaware 19894-0001
(Address of principal executive offices) (Zip Code)

(302) 594-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act  (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Item 2.02                                                 Results of Operations and Financial Condition.

On Thursday, March 3, 2005, Hercules Incorporated (“Hercules”) issued a news release announcing that it has revised its previously reported results of operations for the fourth quarter and full year 2004 to reflect events occurring subsequent to the release of its earnings report on February 10, 2005.  The Company has revised its previously reported fourth quarter and full year 2004 earnings to reflect increased net income of approximately $7 million, or $0.07 per diluted share.  Reported net income for the fourth quarter and year ending December 31, 2004, revised to reflect subsequent events, is $48 million or $0.44 per diluted share and $27 million or $0.25 per diluted share, respectively.

The news release is furnished as an exhibit hereto and incorporated by reference herein.

Item 9.01                                                 Financial Statements and Exhibits.

c.                                       Exhibits.

99.1                                                                           News Release of Hercules Incorporated dated March 3, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 3, 2005

By:

HERCULES INCORPORATED

/s/ Allen A. Spizzo
Allen A. Spizzo
Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Description

99.1	News Release of Hercules Incorporated dated March 3, 2005